U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 15, 2013
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Commission File No. 000-53612
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Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.

736 East Braeburn Drive, Phoenix, AZ  85022
 (Address of principal executive offices)

 (928) 251-4044
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, “we”, “us”, “our”, “Bonanza”, “Company” or “our Company” refers to Bonanza Goldfields Corporation.

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 15, 2013, in connection with the filing of the annual financial statements in Form 10-K, the Board of Directors of Bonanza Goldfield Corporation (the “Company”) made a determination that the financial statements of the Company for (i) the first three quarters of the fiscal year ended June 30, 2013, (ii) the fiscal years ended June 30, 2012 and all quarters therein and (iii) the fiscal year ended June 30, 2011 and the second and third quarters of that year previously filed in the Company’s Form 10-Ks or Form 10-Qs should no longer be relied upon. The Company believes 86,000,000 shares issued to related and third parties during the fiscal year ended June 30, 2011 were improperly issued by former management and is subject to rescission. Shares that are subject to rescission or redemption requirements that are outside of the control of the Company are now classified outside of permanent equity until they are no longer subject to rescission or redemption.  Accordingly, the Company reclassified common stock of $8,600 and additional paid-in capital of $976,500 to “common stock subject to rescission”. Common stock subject to rescission is presented in a separate line item between the liabilities and equity sections of the balance sheets.  There has been no change to the net losses for any of the periods discussed above.

The financial statements for the fiscal year ended June 30, 2012 included in the Company’s Form 10-K for the fiscal year ended June 30, 2013 and the financial statements for the three months ended September 30, 2012 included in the Company’s Form 10-Q for the period ended September 30, 2013 have been restated for the adjustment discussed above.  The Company is in the process of an amendment to disclose the impact of the restatements.

Authorized officers of the Company have discussed the matters disclosed in this filing with the independent accountants.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Bonanza Goldfields Corp.

Date: December 17, 2013	By:	/s/ Michael Stojsavljevich
Michael Stojsavljevich
Chief Executive Officer